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                                                                    EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                     WITH REGARD TO RAINWIRE PARTNERS, INC.


                              TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                                    Suite 250
                                Atlanta, GA 30326



         We hereby consent to the use in this registration statement on Form S-4 of our report, dated March 29, 2000, accompanying the consolidated financial statements of Rainwire Partners, Inc. as of December 31, 1999, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


/s/  Tauber & Balser, P.C.
-------------------------------------

Tauber & Balser, P.C.
Atlanta, Georgia
January 11, 2002